Exhibit 99.1

Workday Announces Fourth Quarter and Full Fiscal Year 2019 Financial Results

Q4 Total Revenues of $788.6 Million, Up 35.4% Year Over Year

Subscription Revenue of $673.5 Million, Up 37.5% Year Over Year

Subscription Revenue Backlog of $6.74 Billion, Up 30.1% Year Over Year

Fiscal Year 2019 Total Revenues of $2.82 Billion, Up 31.7% Year Over Year

Subscription Revenue of $2.39 Billion, Up 33.4% Year Over Year

Fiscal Year 2019 Operating Cash Flows of $606.7 Million, Up 30.3% Year Over Year

PLEASANTON, Calif., Feb. 28, 2019 — Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fourth quarter and full fiscal year ended January 31, 2019.

Fiscal Fourth Quarter Results

•	Total revenues were $788.6 million, an increase of 35.4% from the fourth quarter of fiscal 2018. Subscription revenues were $673.5 million, an increase of 37.5% from the same period last year.

•

Operating loss was $120.3 million, or negative 15.3% of revenues, compared to an operating loss of $81.3 million, or negative 14.0% of revenues, in the same period last year. Non-GAAP operating income for the fourth quarter was $92.7 million, or 11.8% of revenues, compared to a non-GAAP operating income of $55.5 million, or 9.5% of revenues, in the same period last year.[1]

•

Net loss per basic and diluted share was $0.47, compared to a net loss per basic and diluted share of $0.42 in the fourth quarter of fiscal 2018. Non-GAAP net income per diluted share was $0.41, compared to a non-GAAP net income per diluted share of $0.28 in the same period last year.[2]

Fiscal Year 2019 Results

•	Total revenues were $2.82 billion, an increase of 31.7% from fiscal 2018. Subscription revenues were $2.39 billion, an increase of 33.4% from the prior year.

•

Operating loss was $463.3 million, or negative 16.4% of revenues, compared to an operating loss of $303.2 million, or negative 14.1% of revenues, in fiscal 2018. Non-GAAP operating income was $291.3 million, or 10.3% of revenues, compared to a non-GAAP operating income of $215.6 million, or 10.1% of revenues, in the same period last year.[1]

•

Net loss per basic and diluted share was $1.93, compared to a net loss per basic and diluted share of $1.55 in fiscal 2018. Non-GAAP net income per diluted share was $1.36, compared to a non-GAAP net income per diluted share of $1.03 last year.[2]

•	Operating cash flows were $606.7 million.

•	Cash, cash equivalents, and marketable securities were $1.78 billion as of January 31, 2019. Unearned revenues were $1.95 billion, a 26.8% increase from the same period last year.

Comments on the News

“This was a strong close to fiscal 2019. It was not only a record quarter for Workday Financial Management, but we now have half of the Fortune 50 and approximately 40 percent of the Fortune 500 as Workday customers,” said Aneel Bhusri, co-founder and CEO, Workday. “As we look ahead, we hope to extend our long-term position as an industry leader by staying focused on our vision of a unified approach to planning, execution, and analysis, and on our ongoing commitment to our core values including employees, customer success, and innovation.”

“We were pleased to close Q4 with strong momentum across our key subscription revenue drivers, while delivering solid operating margins and record cash flows,” said Robynne Sisco, co-president and chief financial officer, Workday. “As we enter fiscal 2020, we are raising our outlook and now expect subscription revenue of $3.03 to $3.045 billion, representing year-over-year growth of approximately 27% to 28%.”

Recent Highlights

•	In the U.S., Workday was ranked #4 on the 100 Best Companies to Work For list by Fortune and Great Place to Work (GPTW) Institute.

•

Workday continues to see growing customer momentum as organizations globally select and deploy Workday Financial Management and Workday Human Capital Management (HCM). Customers that have recently selected Workday Financial Management include Allina Health, Banner Health, and Ryder Truck, and customers that have recently selected Workday HCM include Caterpillar, Inc., Sumitomo Chemical, and Wyndham Destinations. In addition to recent customer wins, Workday continues to successfully move customers into production with more than 70 percent live on Workday applications. Customers that have recently deployed Workday Financial Management include Alight Solutions and Quicken Loans, and customers that have recently deployed Workday HCM include Lloyds Bank Plc., McKesson Corporation, and Siemens AG.

•

Workday was ranked #1 in both Enterprise Resource Planning and Talent Management in the “2019 Best in KLAS: Software & Services” report, an industry-leading healthcare ranking. This is the second year in a row Workday has received these awards, which celebrate vendors who have achieved the highest ratings from healthcare providers.

•	Workday announced that customers are running Workday applications – including Workday Financial Management and Workday HCM – in the public cloud on Amazon Web Services, Inc.

•

Further demonstrating its ongoing commitment to global customer privacy, Workday announced that it is the first company to be certified by TrustArc to the Asia-Pacific Economic Cooperation Privacy Recognition for Processors System, which is intended to strengthen privacy protections and trust across the Asia-Pacific region.

•

Workday, a member of the Rework America Task Force, joined 11 other large U.S. companies as an expert advisor to help form the Rework America Business Network, which aims to accelerate the development and adoption of innovative hiring and training practices.

Earnings Call Details

Workday plans to host a conference call today to review its fourth quarter and full fiscal year 2019 financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/ 4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday intends to use the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2 Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, planning, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s fiscal year 2020 subscription revenue projections and growth, industry leadership, products, innovation, and customer success. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plans,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) risks related to our ability to successfully integrate Adaptive Insights’ operations or failure to achieve the expected benefits of this or any other acquisition transaction; (ii) our ability to implement our plans, objectives, and other expectations with respect to the Adaptive Insights business or that of any other acquired company; (iii) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (iv) our ability to manage our growth effectively; (v) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, and marketing initiatives by our competitors; (vi) the development of the market for enterprise cloud applications and services; (vii) acceptance of our applications and services by customers; (viii) adverse changes in general economic or market conditions; (ix) the regulatory, economic, and political risks associated with our international operations; (x) delays or reductions in information technology spending; and (xi) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended October 31, 2018 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2019. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$638,554	$1,134,355
Marketable securities	1,139,864	2,133,495
Trade and other receivables, net	704,680	528,208
Deferred costs	80,809	63,060
Prepaid expenses and other current assets	136,689	97,860

Total current assets	2,700,596	3,956,978
Property and equipment, net	796,907	546,609
Deferred costs, noncurrent	183,518	140,509
Acquisition-related intangible assets, net	313,240	34,234
Goodwill	1,379,125	159,376
Other assets	147,360	109,718

Total assets	$5,520,746	$4,947,424

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,093	$20,998
Accrued expenses and other current liabilities	123,542	121,879
Accrued compensation	207,924	148,247
Unearned revenue	1,837,618	1,426,241
Current portion of convertible senior notes, net	232,514	341,509

Total current liabilities	2,430,691	2,058,874
Convertible senior notes, net	972,264	1,149,845
Unearned revenue, noncurrent	111,652	110,906
Other liabilities	47,697	47,434

Total liabilities	3,562,304	3,367,059
Stockholders’ equity:
Common stock	221	211
Additional paid-in capital	4,105,334	3,354,423
Accumulated other comprehensive income (loss)	(809)	(46,413)
Accumulated deficit	(2,146,304)	(1,727,856)

Total stockholders’ equity	1,958,442	1,580,365

Total liabilities and stockholders’ equity	$5,520,746	$4,947,424

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Revenues:
Subscription services	$673,545	$490,002	$2,385,769	$1,787,833
Professional services	115,083	92,478	436,411	355,217

Total revenues	788,628	582,480	2,822,180	2,143,050
Costs and expenses (1):
Costs of subscription services	108,799	75,834	379,877	273,461
Costs of professional services	124,949	95,118	455,073	355,952
Product development	337,405	253,454	1,211,832	910,584
Sales and marketing	249,954	179,585	891,345	683,367
General and administrative	87,804	59,824	347,337	222,909

Total costs and expenses	908,911	663,815	3,285,464	2,446,273

Operating loss	(120,283)	(81,335)	(463,284)	(303,223)
Other income (expense), net	15,150	(7,096)	39,532	(11,563)

Loss before provision for (benefit from) income taxes	(105,133)	(88,431)	(423,752)	(314,786)
Provision for (benefit from) income taxes	(772)	669	(5,494)	6,436

Net loss	$(104,361)	$(89,100)	$(418,258)	$(321,222)

Net loss per share, basic and diluted	$(0.47)	$(0.42)	$(1.93)	$(1.55)

Weighted-average shares used to compute net loss per share, basic and diluted	220,351	210,909	216,789	207,774

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$10,151	$7,110	$36,754	$26,280
Costs of professional services	16,523	10,314	55,535	37,592
Product development	90,707	62,751	320,876	229,819
Sales and marketing	39,111	26,144	132,810	100,762
General and administrative	28,280	20,316	127,443	83,972

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(104,361)	$(89,100)	$(418,258)	$(321,222)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	59,619	35,698	198,111	135,723
Share-based compensation expenses	184,772	126,635	652,465	478,425
Amortization of deferred costs	19,652	15,397	71,238	57,562
Amortization of debt discount and issuance costs	12,003	17,924	59,974	43,916
Other	(8,022)	(13,431)	(53,195)	(8,379)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(215,092)	(174,076)	(160,527)	(114,613)
Deferred costs	(62,221)	(42,489)	(131,996)	(92,552)
Prepaid expenses and other assets	(13,401)	(45,610)	(16,344)	(68,983)
Accounts payable	4,084	(10,079)	5,877	(7,249)
Accrued expenses and other liabilities	(5,446)	(2,273)	54,895	47,515
Unearned revenue	378,926	307,952	344,418	315,584

Net cash provided by (used in) operating activities	250,513	126,548	606,658	465,727
Cash flows from investing activities
Purchases of marketable securities	(466,232)	(686,766)	(1,989,868)	(2,515,997)
Maturities of marketable securities	379,041	405,824	2,090,693	1,591,554
Sales of marketable securities	4,285	20,904	949,970	243,727
Business combinations, net of cash acquired	—	(5,744)	(1,474,337)	(5,744)
Owned real estate projects	(55,108)	(44,660)	(181,180)	(124,811)
Capital expenditures, excluding owned real estate projects	(44,872)	(36,059)	(202,507)	(141,536)
Purchases of non-marketable equity and other investments	(10,241)	(5,477)	(43,016)	(16,199)
Sales and maturities of non-marketable equity and other investments	140	—	17,911	1,026
Purchase of other intangible assets	(9,450)	(11,000)	(10,450)	(11,000)
Other	11	1,000	—	—

Net cash provided by (used in) investing activities	(202,426)	(361,978)	(842,784)	(978,980)
Cash flows from financing activities
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	—	1,132,101
Proceeds from issuance of warrants	—	—	—	80,805
Purchase of convertible senior notes hedges	—	—	—	(175,530)
Payments on convertible senior notes	(22)	—	(350,030)	—
Proceeds from issuance of common stock from employee equity plans	49,503	32,555	93,567	69,056
Other	(72)	(58)	(248)	(170)

Net cash provided by (used in) financing activities	49,409	32,497	(256,711)	1,106,262
Effect of exchange rate changes	181	490	(614)	751

Net increase (decrease) in cash, cash equivalents, and restricted cash	97,677	(202,443)	(493,451)	593,760
Cash, cash equivalents, and restricted cash at the beginning of period	544,526	1,338,097	1,135,654	541,894

Cash, cash equivalents, and restricted cash at the end of period	$642,203	$1,135,654	$642,203	$1,135,654

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Supplemental cash flow data
Cash paid for interest, net of amounts capitalized	$4	$12	$38	$76
Cash paid for income taxes	2,168	159	6,007	3,418
Non-cash investing and financing activities:
Vesting of early exercised stock options	$—	$105	$—	$775
Purchases of property and equipment, accrued but not paid	56,308	51,545	56,308	51,545
Non-cash additions to property and equipment	5,492	4,120	8,171	5,396

	January 31,
	2019	2018
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows
Cash and cash equivalents	$638,554	$1,134,355
Restricted cash included in Prepaid expenses and other current assets	3,519	—
Restricted cash included in Other assets	130	1,299

Total cash, cash equivalents, and restricted cash	$642,203	$1,135,654

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended January 31, 2019

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$108,799	$(10,151)	$(11,725)	$—	$—	$86,923
Costs of professional services	124,949	(16,523)	(938)	—	—	107,488
Product development	337,405	(90,707)	(5,391)	—	—	241,307
Sales and marketing	249,954	(39,111)	(8,389)	—	—	202,454
General and administrative	87,804	(28,280)	(1,764)	—	—	57,760
Operating income (loss)	(120,283)	184,772	28,207	—	—	92,696
Operating margin	(15.3)%	23.5%	3.6%	—%	—%	11.8%
Other income (expense), net	15,150	—	—	12,003	—	27,153
Income (loss) before provision for (benefit from) income taxes	(105,133)	184,772	28,207	12,003	—	119,849
Provision for (benefit from) income taxes	(772)	—	—	—	21,147	20,375
Net income (loss)	$(104,361)	$184,772	$28,207	$12,003	$(21,147)	$99,474
Net income (loss) per share (1)	$(0.47)	$0.80	$0.13	$0.05	$(0.10)	$0.41

(1)

GAAP net loss per share is calculated based upon 220,351 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 241,212 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $8.9 million and amortization of acquisition-related intangible assets of $19.3 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended January 31, 2018

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$75,834	$(7,110)	$(3,821)	$—	$64,903
Costs of professional services	95,118	(10,314)	(560)	—	84,244
Product development	253,454	(62,751)	(3,784)	—	186,919
Sales and marketing	179,585	(26,144)	(1,169)	—	152,272
General and administrative	59,824	(20,316)	(859)	—	38,649
Operating income (loss)	(81,335)	126,635	10,193	—	55,493
Operating margin	(14.0)%	21.7%	1.8%	—%	9.5%
Other income (expense), net	(7,096)	—	—	17,924	10,828
Income (loss) before provision for (benefit from) income taxes	(88,431)	126,635	10,193	17,924	66,321
Provision for (benefit from) income taxes	669	—	—	—	669
Net income (loss)	$(89,100)	$126,635	$10,193	$17,924	$65,652
Net income (loss) per share (1)	$(0.42)	$0.60	$0.05	$0.05	$0.28

(1)

GAAP net loss per share is calculated based upon 210,909 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 237,164 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $5.3 million and amortization of acquisition-related intangible assets of $4.9 million.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Year Ended January 31, 2019

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$379,877	$(36,754)	$(31,395)	$—	$—	$311,728
Costs of professional services	455,073	(55,535)	(3,653)	—	—	395,885
Product development	1,211,832	(320,876)	(21,230)	—	—	869,726
Sales and marketing	891,345	(132,810)	(19,725)	—	—	738,810
General and administrative	347,337	(127,443)	(5,120)	—	—	214,774
Operating income (loss)	(463,284)	673,418	81,123	—	—	291,257
Operating margin	(16.4)%	23.8%	2.9%	—%	—%	10.3%
Other income (expense), net	39,532	—	—	59,974	—	99,506
Income (loss) before provision for (benefit from) income taxes	(423,752)	673,418	81,123	59,974	—	390,763
Provision for (benefit from) income taxes	(5,494)	—	—	—	71,887	66,393
Net income (loss)	$(418,258)	$673,418	$81,123	$59,974	$(71,887)	$324,370
Net income (loss) per share (1)	$(1.93)	$2.97	$0.37	$0.28	$(0.33)	$1.36

(1)

GAAP net loss per share is calculated based upon 216,789 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 237,890 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $32.0 million and amortization of acquisition-related intangible assets of $49.1 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Year Ended January 31, 2018

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$273,461	$(26,280)	$(7,043)	$—	$240,138
Costs of professional services	355,952	(37,592)	(2,045)	—	316,315
Product development	910,584	(229,819)	(23,128)	—	657,637
Sales and marketing	683,367	(100,762)	(4,567)	—	578,038
General and administrative	222,909	(83,972)	(3,614)	—	135,323
Operating income (loss)	(303,223)	478,425	40,397	—	215,599
Operating margin	(14.1)%	22.3%	1.9%	—%	10.1%
Other income (expense), net	(11,563)	—	—	43,916	32,353
Income (loss) before provision for (benefit from) income taxes	(314,786)	478,425	40,397	43,916	247,952
Provision for (benefit from) income taxes	6,436	—	—	—	6,436
Net income (loss)	$(321,222)	$478,425	$40,397	$43,916	$241,516
Net income (loss) per share (1)	$(1.55)	$2.30	$0.19	$0.09	$1.03

(1)

GAAP net loss per share is calculated based upon 207,774 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 234,089 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $21.0 million and amortization of acquisition-related intangible assets of $19.4 million.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•

Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.

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Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

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Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.

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Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17% after including our acquisition of Adaptive Insights, Inc., which did not have a significant impact to this rate. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:

Michael Magaro

+1 (925) 379-6000

Michael.Magaro@Workday.com

Media Contact:

Nina Oestlien

+1 (415) 828-3034

Nina.Oestlien@Workday.com